Exhibit 5.2

March 14, 2024

Veg House Holdings Inc.

2699 Stirling Rd., Ste A105

Fort Lauderdale, FL 33312

Ladies and Gentlemen:

We have acted as special U.S. counsel to Veg House Holdings Inc., a company incorporated pursuant to the laws of the Cayman Island (the “Company”), in connection with the filing of a Registration Statement on Form F-1, as amended, Registration No. 333-276858 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by (i) the Company of common shares, par value $US0.0001, of the Company (collectively, the “Common Shares”) (the “Offering”), including Common Shares representing up to 15% of the Common Shares sold in the Offering (the “Over-Allotment Shares”), pursuant to the over-allotment option granted to EF Hutton LLC, as Representative (the “Representative”) of the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement (as defined below), (ii) Dominari Securities LLC of 32,000 Common Shares issuable upon the exercise of the warrants issued to Dominari Securities LLC (the “Placement Agent Warrants”) and (iii) the Representative of up to 57,500 Common Shares issuable upon the exercise of the Representative Warrants (as defined below).

The Company has agreed to issue to the Representative, as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company and the Underwriters (the “Underwriting Agreement”) substantially in the form filed as Exhibit 1.1 to the Registration Statement, warrants, representing up to 5% of the aggregate number of Common Shares sold in the Offering, (the “Representative’s Warrants”), with each warrant exercisable to purchase one Common Share.

This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K, promulgated under the Securities Act.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Nauth LPC •  www.nauth.com  •  T 416.477.6031  •  F 416.477.6032

217 Queen Street West - Suite 401, Toronto, Ontario, M5V 0R2

March 14, 2024

Based on the foregoing, we are of the opinion that the Placement Agent Warrants are and the Representative’s Warrants when issued and delivered, as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will constitute, a valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are limited to the corporate laws of the State of New York.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of the Representative’s Warrant, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been suspended, terminated or rescinded, and (ii) all securities for which any Warrant may be exercisable have been duly and validly reserved by the Company.

We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings “Legal Matters” and “Advisors” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

www.nauth.com

March 14, 2024

Sincerely,

/s/ Nauth LPC

Nauth LPC

DDN

www.nauth.com

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